UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2020

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2020, the Governance, Nominating and Compensation Committee (the “Compensation Committee”) of the Board of Directors of Brainstorm Cell Therapeutics Inc. (the “Company”) approved a discretionary cash bonus payment to Chaim Lebovits, the Company’s President and Chief Executive Officer, in the aggregate amount of $600,000, in recognition of his efforts in connection with the Company’s achievements during 2019 and early 2020, including with respect to financing activities, regulatory matters and clinical trials, and operational and management performance.

Item 8.01 Other Events.

On March 9, 2020, the Compensation Committee authorized a grant to Ralph Kern, Chief Operating Officer and Chief Medical Officer of the Company, of a stock option under the Company’s 2014 Stock Incentive Plan, to purchase up to 80,000 shares of Company common stock, at an exercise price per share equal to the fair market value on the date of grant, as determined based on the closing price per share of Company common stock on the date of grant during normal trading hours according to Nasdaq. The option becomes vested and exercisable as to 25% of the number of shares on each of the first four anniversaries of the grant date until fully vested and exercisable on the fourth anniversary of the grant date.

On March 9, 2020, the Compensation Committee authorized the grant, pursuant to and in accordance with the terms of the Company’s 2014 Stock Incentive Plan or 2014 Global Share Option Plan (as applicable), of options to purchase up to an aggregate of 350,000 shares (approximately 250,000 shares for junior and mid-level Israeli employees and approximately 100,000 shares for US mid-level employees and managers, and in each case up to 20,000 shares per employee) of Company common stock to employees of the Company and its subsidiaries on the dates and in amounts to be designated by the Company’s Chief Executive Officer, at an exercise price at least equal to the closing price of Company common stock on the date of grant during normal trading hours according to Nasdaq. The Company anticipates that the employee grants will be issued at an exercise price of $7.33 per share, the closing price on March 9, 2020. The options will become vested and exercisable as to 25% of the number of shares on each of the first four anniversaries of the grant date until fully vested and exercisable on the fourth anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: March 13, 2020	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer and President